EXHIBIT 23.2


Ronald R. Chadwick
2851 South Parker Road
Suite 720 Aurora, CO 80014
Phone - (303) 306-1967
Fax - (303) 306-1944



Securities and Exchange Commission 450 5th Street, N.W.
Washington, D.C. 20549

Re: Legacy Technology Holdings, Inc.
      Commission File # 000-50294

Gentlemen:

     We have read and agree with the comments in Item 4 of the Form 8-K of Legacy Technology Holdings, Inc. dated November 13, 2008, in as so far as they apply to me.




                                      /s/ Ronald R. Chadwick
                                        ---------------------------------------
                                          Ronald Chadwick, PC
                                          Aurora, Colorado